Exhibit 99.1
CENTRAL GARDEN & PET ANNOUNCES Q2 FISCAL 2025 FINANCIAL RESULTS
Delivers fiscal 2025 Q2 GAAP EPS of $0.98 vs. $0.93 and non-GAAP EPS of $1.04 vs. $0.99 a
year ago amid softer sales in the quarter
Reaffirms outlook for fiscal 2025 non-GAAP EPS of $2.20 or better
WALNUT CREEK, Calif. – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ:
CENTA) (“Central”), a market leader in the pet and garden industries, today announced financial results for its fiscal 2025 second quarter ended March 29, 2025.
“We are pleased with our solid second-quarter results. Despite expected softer sales, our continued focus on improving productivity and execution of our Cost and Simplicity program drove margin and earnings per share growth above last year’s performance,” said Niko Lahanas, CEO of
Central Garden & Pet. “Although a significant portion of the garden season is still ahead, and notwithstanding the uncertain macroeconomic and geopolitical environment, we are reaffirming our fiscal year outlook and remain committed to delivering on our Central to Home strategy with excellence.”
All comparisons are against the second quarter of fiscal 2024.
Fiscal 2025 Second Quarter Financial Results
Net sales were $834 million, a decrease of 7%.
Gross profit was $273 million, a decrease of 2%. Gross margin expanded by 180 basis points to 32.8%, driven by productivity efforts from Central's Cost and Simplicity program.
SG&A expense was $180 million, a decrease of 3% reflecting cost discipline across the organization. Due to lower net sales, SG&A as a percentage of net sales increased by 100 basis points to 21.6%.
Operating income was $93 million, in line with the prior year. Operating margin expanded by 80 basis points to 11.2%. Non-GAAP operating income was $99 million, also in line with the prior year. On a non-GAAP basis, operating margin expanded by 80 basis points to 11.8%.
Net interest expense was $9 million compared to $11 million.
Exhibit 99.1
Net income was $64 million, an increase of 3%. Non-GAAP net income was $68 million, also an increase of 3%.
Earnings per share were $0.98, an increase of $0.05. Non-GAAP Earnings per share were
$1.04, also an increase of $0.05.
Adjusted EBITDA of $123 million was $1 million below the prior-year quarter.
The effective tax rate was 23.5% compared to 23.4% in the prior year.
Pet Segment
Net sales for the Pet segment were $454 million, a decrease of 6%, driven primarily by the timing of customer orders and promotional events that shifted sales into the first quarter and assortment rationalization and softer demand in durable pet products in the second quarter.
Pet segment operating income was $61 million, a decrease of 3%. Operating margin expanded by 40 basis points to 13.4%. Non-GAAP operating income was $66 million, an improvement of 5%. On a non-GAAP basis, the operating margin expanded by 150 basis points to
14.5%, driven by productivity improvements.
Pet segment adjusted EBITDA of $75 million was $2 million above the prior-year quarter.
Garden Segment
Net sales for the Garden segment were $380 million, a decrease of 10%, primarily due to customers shifting pre-season orders into the first quarter, unfavorable weather resulting in a late-
breaking spring selling season and the loss of two product lines in Central's third-party distribution business.
Garden segment operating income was $59 million, an increase of 3%. Operating margin expanded by 190 basis points to 15.5% driven by productivity efforts.
Garden segment adjusted EBITDA of $69 million was $4 million below the prior-year quarter.
Exhibit 99.1
Liquidity and Debt
The cash and cash equivalents balance at the end of the quarter was $517 million, an improvement of $215 million driven by earnings and ongoing inventory reduction efforts over the last 12 months.
Cash used by operations during the quarter was $47 million compared to $25 million a year ago.
Total debt as of March 29, 2025, and March 30, 2024, was $1.2 billion. The gross leverage ratio, as defined in Central's credit agreement, at the end of the second quarter, was 2.9x, in line with the prior-year quarter.
Central repurchased 1.2 million shares or $41 million of its stock during the quarter. After the second quarter end, Central repurchased an additional 1.2 million shares or $39 million of its stock through April 30, 2025. As of April 30, 2025, $63 million remained available for future stock repurchases.
Cost and Simplicity Program
Central continues to achieve meaningful progress in its multi-year Cost and Simplicity program, which comprises a comprehensive suite of initiatives across procurement, manufacturing, logistics, portfolio management, and administrative expenditures. These initiatives are intended to streamline operations, enhance organizational efficiency, and drive simplification across the enterprise.
In the second quarter of fiscal 2025, Central began winding down its operations in the
United Kingdom and is moving to a direct-export model to service customers in the U.K. and certain European markets. As a result, Central's Pet segment incurred $5.3 million in initial costs, including $4.4 million in cost of goods sold and $0.9 million in selling, general and administrative costs, all of which was non-cash.
Exhibit 99.1
Fiscal 2025 Guidance
Central continues to expect fiscal 2025 non-GAAP EPS to be $2.20 or better. This outlook reflects an expected shift in consumer behavior amid macroeconomic and geopolitical uncertainty, challenges within the brick-and-mortar retail landscape, and the weather variability anticipated for the remainder of the fiscal year. This outlook excludes the potential impact from further changes in tariff rates, or from acquisitions, divestitures, or restructuring activities that may occur during fiscal
2025, including initiatives associated with the Cost and Simplicity program.
Central anticipates fiscal 2025 capital expenditures of approximately $60 million.
Conference Call
Central's senior management will host a conference call today at 4:30 p.m. Eastern Time
(1:30 p.m. Pacific Time) to review the fiscal 2025 second quarter results and provide a general business update. The call, along with related materials, can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) entering confirmation #13751785.
About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2024 net sales of $3.2 billion, Central is on a mission to lead the future of the pet and garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®,
C&S®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, Nylabone®  and Pennington®, strong manufacturing and distribution capabilities, and a passionate, entrepreneurial growth culture.
Central is based in Walnut Creek, California, with over 6,000 employees primarily across North
America. Visit www.central.com to learn more.
Safe Harbor Statement
The statements contained in this release which are not historical facts, including statements concerning productivity initiatives, the expected impact of tariffs, deflationary pressure in certain commodity businesses, an expected shift in consumer behavior and earnings guidance for fiscal
2025, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.
All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
Exhibit 99.1
•economic uncertainty and other adverse macroeconomic conditions, including a potential recession;
•impacts of tariffs or a trade war;
•risks associated with international sourcing, including from China;
•fluctuations in energy prices, fuel and related petrochemical costs;
•declines in consumer spending and the associated increased inventory risk;
•seasonality and fluctuations in our operating results and cash flow;
•adverse weather conditions and climate change;
•the success of our Central to Home strategy and our Cost and Simplicity program;
•fluctuations in market prices for seeds and grains and other raw materials, including the impact of significant declines in grass seed market prices on our inventory valuation;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•dependence on a small number of customers for a significant portion of our business;
•consolidation trends in the retail industry;
•supply shortages in pet birds, small animals and fish;
•potential credit risk associated with certain brick and mortar retailers in the pet specialty segment;
•reductions in demand for our product categories;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•regulatory issues;
•potential environmental liabilities;
•access to and cost of additional capital;
•the impact of product recalls;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•potential goodwill or intangible asset impairment;
•the potential for significant deficiencies or material weaknesses in internal control over financial reporting, particularly of acquired companies;
•our dependence upon our key executives;
•our ability to recruit and retain members of our management team and employees to support our businesses;
•potential costs and risks associated with actual or potential cyberattacks;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes;
•potential dilution from issuance of authorized shares; and
•the voting power associated with our Class B stock.
Exhibit 99.1
These and other risks are described in greater detail in Central’s Annual Report on Form 10-
K for the fiscal year ended September 28, 2024, filed with the Securities and Exchange Commission on November 27, 2024. Central assumes no obligation to publicly update these forward-looking statements to reflect new information, future events, or any other development.
Investor & Media Contact
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com
# # #
(Tables Follow)
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

	March 29, 2025	March 30, 2024	September 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$516,675	$301,332	$753,550
Restricted cash	14,662	14,197	14,853
Accounts receivable (less allowance for credit losses and customer allowances of $22,628, $27,677 and $21,035)	578,880	578,237	326,220
Inventories, net	824,281	914,352	757,943
Prepaid expenses and other	40,755	42,500	34,240
Total current assets	1,975,253	1,850,618	1,886,806
Plant, property and equipment, net	368,468	387,203	379,166
Goodwill	554,692	546,436	551,361
Other intangible assets, net	461,657	480,910	473,280
Operating lease right-of-use assets	208,863	170,849	205,137
Other assets	60,684	104,002	57,689
Total	$3,629,617	$3,540,018	$3,553,439
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$263,712	$237,310	$212,606
Accrued expenses	275,374	267,813	245,226
Current lease liabilities	58,443	51,045	57,313
Current portion of long-term debt	122	322	239
Total current liabilities	597,651	556,490	515,384
Long-term debt	1,190,724	1,188,955	1,189,809
Long-term lease liabilities	175,581	134,723	173,086
Deferred income taxes and other long-term obligations	122,257	147,683	117,615
Equity:
Common stock, $0.01 par value: 10,218,481, 11,077,612 and 11,074,620 shares outstanding at March 29, 2025, March 30, 2024 and September 28, 2024	102	111	111
Class A common stock, $0.01 par value: 52,615,383, 54,659,683 and 54,446,194 shares outstanding at March 29, 2025, March 30, 2024 and September 28, 2024	526	547	544
Class B stock, $0.01 par value: 1,602,374 shares outstanding at March 29, 2025, March 30, 2024 and September 28, 2024	16	16	16
Additional paid-in capital	575,769	592,136	598,098
Retained earnings	969,715	920,803	959,511
Accumulated other comprehensive loss	(4,615)	(2,825)	(2,626)
Total Central Garden & Pet Company shareholders’ equity	1,541,513	1,510,788	1,555,654
Noncontrolling interest	1,891	1,379	1,891
Total equity	1,543,404	1,512,167	1,557,545
Total	$3,629,617	$3,540,018	$3,553,439
Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net sales	$833,537	$900,090	$1,489,973	$1,534,623
Cost of goods sold	560,454	621,210	1,021,191	1,076,898
Gross profit	273,083	278,880	468,782	457,725
Selling, general and administrative expenses	179,759	185,433	347,466	355,866
Operating income	93,324	93,447	121,316	101,859
Interest expense	(14,510)	(14,376)	(28,980)	(28,692)
Interest income	5,152	2,903	11,892	7,512
Other income (expense)	744	(171)	(973)	822
Income before income taxes and noncontrolling interest	84,710	81,803	103,255	81,501
Income tax expense	19,903	19,134	24,267	18,265
Income including noncontrolling interest	64,807	62,669	78,988	63,236
Net income attributable to noncontrolling interest	1,174	682	1,346	819
Net income attributable to Central Garden & Pet Company	$63,633	$61,987	$77,642	$62,417
Net income per share attributable to Central Garden & Pet Company:
Basic	$0.99	$0.94	$1.21	$0.95
Diluted	$0.98	$0.93	$1.19	$0.93
Weighted average shares used in the computation of net income per share:
Basic	64,140	65,638	64,346	65,526
Diluted	64,879	66,831	65,171	66,815
Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$78,988	$63,236
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	42,580	45,357
Amortization of deferred financing costs	1,347	1,340
Non-cash lease expense	29,987	25,753
Stock-based compensation	9,528	8,927
Deferred income taxes	2,525	2,673
Other operating activities	(1,056)	1,811
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(252,375)	(240,408)
Inventories	(67,654)	(59,263)
Prepaid expenses and other assets	(11,542)	(7,492)
Accounts payable	50,504	41,475
Accrued expenses	28,416	46,785
Other long-term obligations	2,100	673
Operating lease liabilities	(29,043)	(25,169)
Net cash used by operating activities	(115,695)	(94,302)
Cash flows from investing activities:
Additions to plant, property and equipment	(16,760)	(19,478)
Payments to acquire companies, net of cash acquired	(3,318)	(59,818)
Investments	—	(850)
Other investing activities	(125)	(140)
Net cash used in investing activities	(20,203)	(80,286)
Cash flows from financing activities:
Repayments of long-term debt	(145)	(159)
Repurchase of common stock, including shares surrendered for tax withholding	(98,233)	(12,055)
Payment of contingent consideration liability	—	(57)
Distribution to noncontrolling interest	(1,346)	(900)
Net cash used by financing activities	(99,724)	(13,171)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,444)	415
Net decrease in cash, cash equivalents and restricted cash	(237,066)	(187,344)
Cash, cash equivalents and restricted cash at beginning of period	768,403	502,873
Cash, cash equivalents and restricted cash at end of period	$531,337	$315,529
Supplemental information:
Cash paid for interest	$28,976	$28,695
Cash paid for income taxes	$13,368	$13,775
Lease liabilities arising from obtaining right-of-use assets	$30,776	$24,652
Exhibit 99.1
Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with
GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, and adjusted EBITDA. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance. Also, Management believes that these non-
GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While Management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes one-time charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations.
Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results.
Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures: we have excluded the charges related to our decision to close distribution and manufacturing facilities as they represent infrequent transactions that impact the comparability between operating periods.  We believe these exclusions supplement the GAAP information with a measure that may be useful to investors in assessing the sustainability of our operating performance.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful supplemental information to investors and management.
1.During the second quarter of fiscal 2025, we recognized incremental expense of $5.3 million in the consolidated statement of operations, related to the decision to wind-down our operations in the U.K. and the related facility there as we move to a direct-
export model.
2.During the second quarter of fiscal 2024, we recognized incremental expense of $5.3 million in the consolidated statement of operations, from the closure of a manufacturing facility in Chico, California, and the consolidation of our Southeast distribution network.

Net Income and Diluted Net Income Per Share Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Six Months Ended
		March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$63,633	$61,987	$77,642	$62,417
Facility closures	(1)(2)	5,339	5,270	5,339	5,270
Tax effect of facility closures & business exit		(1,255)	(1,233)	(1,255)	(1,233)
Non-GAAP net income attributable to Central Garden & Pet Company		$67,717	$66,024	$81,726	$66,454
GAAP diluted net income per share		$0.98	$0.93	$1.19	$0.93
Non-GAAP diluted net income per share		$1.04	$0.99	$1.25	$0.99
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		64,879	66,831	65,171	66,815
Exhibit 99.1

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 29, 2025			Six Months Ended March 29, 2025
	GAAP	Facility closure(1)	Non-GAAP	GAAP	Facility closure(1)	Non-GAAP
	(in thousands)
Net sales	$833,537	$—	$833,537	$1,489,973	$—	$1,489,973
Cost of goods sold and occupancy	560,454	4,413	556,041	1,021,191	4,413	1,016,778
Gross profit	$273,083	$(4,413)	$277,496	$468,782	$(4,413)	$473,195
Selling, general and administrative expenses	179,759	926	178,833	347,466	926	346,540
Income from operations	$93,324	$(5,339)	$98,663	$121,316	$(5,339)	$126,655

Gross margin	32.8%		33.3%	31.5%		31.8%
Operating margin	11.2%		11.8%	8.1%		8.5%

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 30, 2024			Six Months Ended March 30, 2024
	GAAP	Facility closures(2)	Non-GAAP	GAAP	Facility closures(2)	Non-GAAP
	(in thousands)
Net sales	$900,090	$—	$900,090	$1,534,623	$—	$1,534,623
Cost of goods sold and occupancy	621,210	2,527	618,683	1,076,898	2,527	1,074,371
Gross profit	$278,880	$(2,527)	$281,407	$457,725	$(2,527)	$460,252
Selling, general and administrative expenses	185,433	2,743	182,690	355,866	2,743	353,123
Income from operations	$93,447	$(5,270)	$98,717	$101,859	$(5,270)	$107,129

Gross margin	31.0%		31.3%	29.8%		30.0%
Operating margin	10.4%		11.0%	6.6%		7.0%

Pet Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Six Months Ended
		March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
		(in thousands)
GAAP operating income		$60,614	$62,659	$111,871	$106,047
Facility closure	(1)	5,339	—	5,339	—
Non-GAAP operating income		$65,953	$62,659	$117,210	$106,047
GAAP operating margin		13.4%	13.0%	12.7%	11.9%
Non-GAAP operating margin		14.5%	13.0%	13.3%	11.9%
Exhibit 99.1

Garden Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Six Months Ended
		March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
		(in thousands)
GAAP operating income		$58,731	$57,066	$61,154	$48,180
Facility closure	(2)	—	5,270	—	5,270
Non-GAAP operating income		$58,731	$62,336	$61,154	$53,450
GAAP operating margin		15.5%	13.6%	10.0%	7.5%
Non-GAAP operating margin		15.5%	14.8%	10.0%	8.3%

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended March 29, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$63,633
Interest expense, net		—	—	—	9,358
Other income		—	—	—	(744)
Income tax expense		—	—	—	19,903
Net income attributable to noncontrolling interest		—	—	—	1,174
Income (loss) from operations		60,614	58,731	(26,021)	93,324
Depreciation & amortization		9,498	10,443	705	20,646
Noncash stock-based compensation		—	—	4,018	4,018
Facility closure	(1)	5,339	—	—	5,339
Adjusted EBITDA		$75,451	$69,174	$(21,298)	$123,327

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended March 30, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$61,987
Interest expense, net		—	—	—	11,473
Other expense		—	—	—	171
Income tax expense		—	—	—	19,134
Net income attributable to noncontrolling interest		—	—	—	682
Income (loss) from operations		62,659	57,066	(26,278)	93,447
Depreciation & amortization		11,124	11,014	674	22,812
Noncash stock-based compensation		—	—	2,907	2,907
Facility closures	(2)	—	5,270	—	5,270
Adjusted EBITDA		$73,783	$73,350	$(22,697)	$124,436
Exhibit 99.1

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Six Months Ended March 29, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$77,642
Interest expense, net		—	—	—	17,088
Other expense		—	—	—	973
Income tax expense		—	—	—	24,267
Net income attributable to noncontrolling interest		—	—	—	1,346
Income (loss) from operations		111,871	61,154	(51,709)	121,316
Depreciation & amortization		19,578	21,574	1,428	42,580
Noncash stock-based compensation		—	—	9,528	9,528
Facility closure	(1)	5,339	—	—	5,339
Adjusted EBITDA		$136,788	$82,728	$(40,753)	$178,763

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Six Months Ended March 30, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$62,417
Interest expense, net		—	—	—	21,180
Other income		—	—	—	(822)
Income tax expense		—	—	—	18,265
Net income attributable to noncontrolling interest		—	—	—	819
Income (loss) from operations		106,047	48,180	(52,368)	101,859
Depreciation & amortization		21,922	22,020	1,415	45,357
Noncash stock-based compensation		—	—	8,927	8,927
Facility closures	(2)	—	5,270	—	5,270
Adjusted EBITDA		$127,969	$75,470	$(42,026)	$161,413